UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

Frontdoor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 701-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President, Chief Executive Officer and Director

On May 19, 2022, Rexford J. Tibbens, President, Chief Executive Officer and a member of the board of directors (the “Board”) of Frontdoor, Inc. (the “Company”) notified the Board of his resignation from all positions with the Company, effective as of June 1, 2022 (the “Effective Date”). Mr. Tibbens has agreed to remain with the Company through June 30, 2022 in an advisory capacity to ensure a smooth leadership transition and will continue to receive his current base salary during the transition period. In accordance with the terms of his employment agreement and the terms of his outstanding equity awards, Mr. Tibbens will not receive any severance in connection with his resignation, and all of his unvested equity awards will be forfeited for no consideration. Mr. Tibbens’ vested stock options will remain outstanding and exercisable for a period of three months following the conclusion of the transition period.

In connection with Mr. Tibbens’ departure and based upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, the Board approved a reduction in the size of the Board from nine directors to eight directors, effective as of the Effective Date.

Appointment of New Chief Executive Officer

On May 19, 2022, the Board elected its Chairman, William C. Cobb (65), as Chief Executive Officer, effective as of the Effective Date. Mr. Cobb will continue to serve as Chairman of the Board. In accordance with Nasdaq listing standards and the Company’s Corporate Governance Guidelines, which require all members of the Nominating Committee to be “independent,” Mr. Cobb will step down from the Nominating Committee, effective as of the Effective Date.

Mr. Cobb has served as Chairman of the Board since October 2018. Mr. Cobb served on the board of directors of Terminix Global Holdings, Inc. (formerly known as ServiceMaster Global Holdings, Inc.) from April 2018 until the Company’s separation from Terminix on October 1, 2018. From May 2011 through July 2017, Mr. Cobb served as President and Chief Executive Officer, and from August 2010 to July 2017, Mr. Cobb served as a director, of H&R Block, Inc., a provider of income tax return preparation and related services and products. From November 2000 to March 2008, Mr. Cobb served in various leadership roles at eBay, Inc., a global commerce and payments provider, including as President of eBay Marketplaces North America for four years and also as Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to joining eBay, Inc., Mr. Cobb held various marketing and executive positions at PepsiCo (and Tricon Global Restaurants when it was spun off in 1997) from 1987 to 2000. These positions included Senior Vice President and Chief Marketing Officer for Tricon International, Senior Vice President and Chief Marketing Officer at Pizza Hut, and Vice President, Colas at Pepsi Cola. Mr. Cobb currently serves on the board of directors and is chair of the finance committee of Deluxe Corporation, a technology-enabled solution company supporting financial institutions and small businesses. Mr. Cobb holds an undergraduate degree in Economics from the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University.

Cobb Employment Agreement

On May 19, 2022, in connection with Mr. Cobb’s election as Chief Executive Officer, the Company entered into an employment agreement with Mr. Cobb, effective as of the Effective Date (the “Employment Agreement”). Mr. Cobb’s Employment Agreement is initially for a term of four years subject to automatic one-year renewals thereafter, absent a termination notice by either party (the “Term”). Mr. Cobb will continue to serve on the Board during the Term, without additional compensation. Under his Employment Agreement, Mr. Cobb is entitled to receive an initial base salary of $825,000 and a target annual incentive bonus opportunity of not less than 120% of his base salary, provided that Mr. Cobb’s annual bonus in respect of fiscal year 2022 will be prorated based on the number of days Mr. Cobb serves as Chief Executive Officer.

Pursuant to the Employment Agreement, effective as of the Effective Date, the Company will grant Mr. Cobb sign-on Restricted Stock Units (the “Sign-On RSUs”) under the Frontdoor, Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”) having a grant date value equal to $500,000. The Sign-On RSUs will vest in equal installments on the first two anniversaries of the Effective Date, subject to Mr. Cobb’s continued service to the Company through the applicable vesting date. Pursuant to the terms of the Employment Agreement, Mr. Cobb will also receive an annual equity grant on the Effective Date under the Incentive Plan in respect of fiscal year 2022 having a value of $3,500,000, of which 25% will be in the form of RSUs (the “2022 RSUs”), 25% will be in the form of performance shares (“PSUs”) and 50% will be in the form of performance-based non-qualified stock options to purchase the Company’s common stock (“Performance Options”). The 2022 RSUs will vest, subject to Mr. Cobb’s continued service to the Company, in equal installments on each of the first three anniversaries of the Effective Date. The PSUs will be subject to substantially the same terms and conditions as PSUs granted to other Company executives on March 28, 2022 and will generally vest and be payable on March 28, 2025, subject to the Company achieving certain specified revenue performance goals measured at the end of a three-year performance period ending on December 31, 2024, and further subject to Mr. Cobb’s continued service to the Company through the applicable vesting date. The total number of PSUs that vest will range from 0% to 200% of target as determined by measuring actual performance at the end of the performance period on December 31, 2024 against the performance goal based on a pre-established scale. The Performance Options will vest upon the achievement of both (1) a service condition, which will be deemed satisfied on the first anniversary of the grant date subject to Mr. Cobb’s continuous service with the Company through such date, and (2) a performance condition, which will be deemed satisfied if, on or prior to the fourth anniversary of the Effective Date, the Company’s common stock achieves designated per share price targets based on the volume-weighted average price of the common stock over any 20 consecutive trading day period as reflected on the Nasdaq (the “VWAP”). The “performance condition” will be deemed satisfied with respect to the value of one-third of the Performance Options upon each of a $35.00 VWAP, $40.00 VWAP and $45.00 VWAP, respectively.

Pursuant to the Employment Agreement, if Mr. Cobb’s employment is terminated without “cause” by the Company or by him for “good reason” (in each case, as defined in Mr. Cobb’s Employment Agreement) and Mr. Cobb’s service as a member of the Board concurrently terminates, Mr. Cobb will be entitled to receive: (1) continuation of his salary for a period of 12 months, if the date of termination occurs on or after January 1, 2024, or for a period of 24 months, if the date of termination occurs prior to January 1, 2024; (2) a lump sum payment equal to his target bonus; (3) reimbursement of COBRA health insurance premiums paid by him for 12 months following the date of termination if the date of termination occurs on or after January 1, 2024, or for 18 months, if the date of termination occurs prior to January 1, 2024; (4) payment for any accrued but unused vacation days; and (5) the bonus that he would have been paid in respect of the fiscal year in which the date of termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which he was employed, based on actual performance. In the event that Mr. Cobb’s employment is terminated for any reason but he continues to serve as a member of the Board following such termination, then Mr. Cobb will not be entitled to receive any of the foregoing severance payments and benefits.

In the event Mr. Cobb’s employment is terminated by reason of death or disability prior to the expiration of the Term, Mr. Cobb (or his executors or legal representatives) will be entitled to receive (1) the bonus that he would have been paid in respect of the fiscal year in which the date of termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which he was employed, based on actual performance and (2) payment for any accrued but unused vacation days.

Payments of Mr. Cobb’s severance benefits are subject to him signing a general release of claims. The Employment Agreement also contains certain restrictive covenants, including confidentiality of information, non-competition, non-solicitation and non-disparagement covenants. The confidentiality covenant has an indefinite term, whereas the non-competition, non-solicitation and non-disparagement covenants apply at all times during the Term and for one year thereafter. Payments and benefits are reduced in connection with a change in control (within the meaning of Section 280G of the Internal Revenue Code) to the highest amount that may be paid to Mr. Cobb without subjecting any payment to the excise tax, so long as he would retain a greater net after-tax payment if the payments are reduced.

Item 7.01.	Regulation FD Disclosure.

In connection with Mr. Cobb’s assumption of both the Chairman and Chief Executive Officer roles, and in accordance with Frontdoor’s Corporate Governance Guidelines, the independent members of the Board elected Brian McAndrews to serve as the Board’s lead independent director (the “Lead Director”). Among other things, as Lead Director, Mr. McAndrews will be responsible for presiding at executive sessions of the independent directors, facilitating communications between the independent directors and senior management, and calling meetings of the independent directors, as necessary. The Board believes that the responsibilities of the Lead Director will help to assure effective oversight of management and promote the optimal functioning of the Board.

On May 19, 2022, the Company issued a press release announcing the matters described in this report. A copy of the Company’s press release is attached as Exhibit 99.1 to this report. The Company does not intend for this

Item 7.01 or Exhibit 99.1 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference into filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 20, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2022	FRONTDOOR, INC.

	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Senior Vice President, General Counsel and Secretary